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EXHIBIT 10.28

STANDARD SHOPPING CENTER LEASE

      SHOPPING CENTER:

      LINCOLN HILLS TOWN CENTER

      TENANT:

      FEATHER RIVER STATE BANK, a California State Chartered Bank

i

STANDARD SHOPPING CENTER LEASE

ARTICLE I

GRANT AND BASIC TERMS

    This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article I explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

    Section 1.1  Effective Date of Lease:  December 1, 2000

    Section 1.2  Landlord:  Lincoln Town Center LLC, a California Limited Liability Company

Address of Landlord:	1250 Prospect Street, Suite 200, La Jolla, California 92037 (Post Office Box 2633, La Jolla, California 92038)

    Section 1.3  Tenant:  Feather River State Bank, a California State Chartered Bank

Address of Tenant:	1227 Bridge Street, Suite A Yuba City, CA 95992-9002

    Section 1.4  Premises.  In consideration of the rents, covenants and agreements on the part of Tenant to be paid and performed, the Landlord leases to the Tenant, and Tenant leases from Landlord, for the Term, at the rental and upon the conditions of this Lease, that certain space (referred to herein as the "Premises"), now or hereafter to be erected in the Lincoln Hills Town Center Shopping Center (herein called the "Shopping Center") in Lincoln (City) Placer (County) California (State). The location of the Premises is outlined in red on the site plan of the Shopping Center, attached hereto as Exhibit "A" and made a part hereof, and otherwise known as 435 South Highway 65 Suite A, Lincoln, California, (address) said Premises being agreed for purposes of this Lease, to have an area of approximately 1,200 square feet. Tenant acknowledges that the site plan shown on Exhibit "A" is tentative and that Landlord may change the shape, size, location, number and extent of the improvements shown thereon and eliminate or add any improvements to any portion of the Shopping Center as provided in Article VII herein. Landlord shall further have the right to relocate the Premises as provided in Section 7.6 herein.

    Section 1.5  Length of Term.  The term of this Lease shall be for five (5) years and zero (0) months following the commencement date, commencing at 8:00 A.M. on such commencement date and terminating at 5:00 P.M. on the last day of the term, unless sooner terminated under any provision hereof.

    Section 1.6  Commencement of Term.  The Term of this Lease, and Tenant's obligation to pay rent, shall commence (hereinafter "Commencement Date") on the first to occur of the following events:

      (a)             , 20  ;

      (b) the date which is sixty (60) days after the Landlord, or the Landlord's supervising architect, or other agent so authorized in writing by Landlord, notifies the Tenant that the Premises are ready for occupancy (hereinafter "Notice of Substantial Completion"); or

      (c) the date on which the Tenant shall open the Premises for business to the public. Tenant shall occupy the Premises within sixty (60) days after the date of the Notice of Substantial Completion, and shall thereafter continuously operate and conduct in the Premises the Permitted Use, subject to the terms and conditions expressly set forth in Rider Two hereof (hereinafter defined).

    In the event that the Commencement Date does not occur on the first day of the month, then the Term shall commence on the first day of the month next succeeding the Commencement Date, provided Tenant shall pay Minimum Monthly Rent and Other Periodic Payments as provided in Section 1.11 (b) below, for the fractional month from the Commencement Date through the first day of the next succeeding month on a per diem basis, calculated on the basis of a thirty [30]-day month, in advance. All Lease expirations, renewal dates, notices of options to renew, and any other provision hereof relating to the commencement of the Term of this Lease shall be determined by reference to (i) the Commencement Date where same occurs on the first day of the month, or (ii) on the first day of the next succeeding month where the Commencement Date does not occur on the first day of the month.

    Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the first date specified in Section 1.6.

    Section 1.7  Acknowledgment of Commencement Date.  When the commencement and expiration date of the Lease Term have been ascertained pursuant to Section 1.6 and Article II herein, the parties shall immediately execute a confirmation of said dates and the Term of this Lease in the form and content as set forth in Exhibit "X" attached hereto and made a part hereof.

    Section 1.8  Permitted Uses.  The Premises shall be used and occupied only for a full service Feather River State Bank and for no other use or purpose. Notwithstanding the foregoing, in no event shall the Premises or any portion thereof be used and occupied to sell, rent and/or distribute prerecorded video cassettes, video tapes, video discs, laser discs, video games (including without limitation CD-I), DVD, divx, or other video software (including CD-ROM) and/or substitutes for, or items which are a technological evolution of, the foregoing items. (See Article VIII and Rider Two)

    Section 1.9  Tenant's Guarantor.  (If none, so state.) California Independent Bancorp, a California Corporation.

    Section 1.10  Initial Security Deposit.  (See Section 3.5.) Two thousand three hundred forty and 00/100 Dollars ($2,340.00).

    Section 1.11  Minimum Monthly Rent and Other Charges Payable by Tenant.

      (a)  Minimum Monthly Rent.  Two thousand three hundred forty and 00/100 Dollars ($2,340.00) per month for the first twenty-four (24) months, as provided in Section 3.1, which shall be increased annually on the day and the month on which the Commencement Date occurs in each consecutive year following the Commencement Date (the "Anniversary Date"), either (i) in accordance with the increase in the United States-Department of Labor, Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers (all Items for the San Francisco-Oakland-San Jose Statistical Area on the basis of 1982-84 = 100 [the "Index"]), as provided in Section 3.2, or (ii) by five percent (5%) over the Minimum Monthly Rent then in effect. If (ii) is completed, then (i) and Section 3.2 are inapplicable.

      (b)  Other Periodic Payments.  Monthly Payments of Operating Costs (see Section 4.8) including, without limitation, Taxes, Utilities, Insurance Premiums, or other amounts as provided in this Lease. The initial monthly charge for such Operating Costs is five hundred sixteen and 00/100 Dollars ($516.00).

    Section 1.12  Excuse of Landlord's Performance.  Anything in this Lease to the contrary notwithstanding, providing such cause is not due to the willful act or neglect of Landlord, Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease if same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, rain or muddy conditions, through act of God or other cause beyond the control of Landlord.

    Section 1.13  Riders.  The following Riders are attached to and made a part of this Lease: (If none, so state) Rider One, Rider Two and Rider Three.

ARTICLE II

LEASE TERM

    Section 2.1.  Lease of Premises for Lease Term.  Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.5 above and shall begin and end on the dates specified in Section 1.6 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.6 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

    Section 2.2.  Delay in Completion.  In the event the Premises herein demised are not substantially completed (excluding any work to be performed by Tenant) on or before December 1, 2001, this Lease shall be deemed null and void at the election of either party by notice in writing within ten (10) days from said date, and any security deposit shall be returned to Tenant. The aforementioned date shall be automatically extended for a reasonable period of time provided Landlord is diligently pursuing the completion of the Premises. Should either party elect to declare this Lease null and void as hereinafter provided, Landlord shall, except for the return of the Tenant's security deposit, have no obligations or liabilities to Tenant for damages of any kind relating to the failure to complete construction of the Premises by the date herein specified.

    Section 2.3.  Early Occupancy.  If Tenant occupies the Premises prior to the Commencement Date, Tenant's occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of this Lease. Tenant shall pay Minimum Monthly Rent and all other charges specified in this Lease for the early occupancy period.

    Section 2.4.  Holding Over.  Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord caused by any delay in Tenant vacating the Premises. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only and not a renewal hereof or an extension for any further term, and in such case, Minimum Monthly Rent then in effect shall be increased by fifty percent (50%) and other monetary sums due hereunder shall be payable in the amount and at the time specified in this Lease, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein, except that the month-to-month tenancy will be terminable on thirty (30) days notice given at any time by either party.

    Section 2.5.  Surrender of Premises.  Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord in the condition specified in and according to Section 12.6.

    Section 2.6.  Successors.  All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee or other transferee of Tenant unless the transfer has been approved by Landlord in writing as provided in Section 15.1 hereof.

ARTICLE III

MINIMUM MONTHLY RENT

    Section 3.1.  Time and Manner of Payment.  Upon execution of this Lease, Tenant shall pay Landlord the Minimum Monthly Rent in the amount stated in Section 1.11(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Minimum Monthly Rent and any other charges and sums provided for herein as Additional Rent, in advance, without offset, deduction or prior demand. All such rents and charges shall be payable at Landlord's address or at such other place as Landlord may designate in writing. If Tenant submits a check to Landlord which is returned to Landlord by Tenant's bank due to non-sufficient funds, Landlord may require Tenant to submit all future payments in the form of a cashier's check or money order.

    Section 3.5  Security Deposit Increases.

      (a) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may, but shall not be obligated to apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

      (b) Each time the Minimum Monthly Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Minimum Monthly Rent as the initial Security Deposit bore to the initial Minimum Monthly Rent.

      (c) Landlord may deliver the funds deposited hereunder by Tenant to a purchaser of Landlord's interest in the Premises, in the event that such interest be sold; and thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit, except as may otherwise be agreed upon in writing.

    Section 3.6  Termination; Advance Payments.  Upon termination of this Lease under Article XIII (Damage or Destruction), Article XIV (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Premises in the manner required by this Lease, an equitable adjustment shall be made concerning advance rent, any other advance payments made by Tenant to Landlord, and accrued real property taxes, and Landlord shall refund the unused portion of the Security Deposit to Tenant or Tenant's successor.

ARTICLE IV

OTHER CHARGES PAYABLE BY TENANT

    Section 4.1.  Additional Rent.  All charges payable by Tenant other than Minimum Monthly Rent are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Minimum Monthly Rent. The term "rent" shall mean Minimum Monthly Rent and Additional Rent.

    Section 4.2.  Real Property Taxes.

      (a)  Payment of Taxes.  Tenant agrees to pay Tenant's pro rata share (as defined in Section 4.5(a))of all Real Property Taxes, as hereinafter defined, and assessments which may be levied or assessed by any lawful authority against the land on which buildings are located and improvements thereon in the Shopping Center (collectively referred to as "Real Property Taxes").

  Tenant shall pay said taxes upon receipt from Landlord of a statement delineating Tenant's share of said taxes and said share shall be paid within five (5) days after receipt of said statement. Landlord shall have the right to collect and impound such real estate taxes from Tenant on a monthly or quarterly basis for Tenant's account based upon Landlord's reasonable estimate of real estate taxes next due, and Tenant shall pay to Landlord such real estate tax impound upon the basis and at the times hereinbefore described. Tenant's pro rata share shall be apportioned according to the floor area of the Premises as it relates to the total floor area of the building or buildings which include the Premises. All taxes for the year in which this Lease commences shall be apportioned and adjusted.

      (b)  Definition of "Real Property Taxes".  "Real Property Taxes" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agriculture, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Premises or against Landlord's business of leasing the Premises; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises by any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the Premises due to a change in ownership or transfer of all or part of Landlord's interest in the Premises; and (v) any charge or fee replacing any tax previously included within the definition of Real Property Taxes. "Real Property Taxes" shall not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

    Section 4.3.  Personal Property Taxes.

      (a) Tenant shall pay prior to delinquency all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall attempt to have such personal property taxed separately from the Premises.

      (b) If any such taxes on Tenant's personal property are levied against Landlord or Landlord's property, or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, then Landlord, after written notice to Tenant, shall have the right to pay the taxes based upon such increased assessments, regardless of the validity thereof, but only under proper protest if requested by Tenant in writing. If Landlord shall do so, then Tenant shall, upon demand, repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment. In any such event, however, Tenant, at Tenant's sole cost and expense, shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest; any amount so recovered to belong to Tenant.

      (c) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

    Section 4.4.  Utilities.  Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises, unless Landlord elects to include the cost of any or all of such utilities and services as a Shopping Center operating cost as defined in Section 4.5(b). Maintenance for any heating or air conditioning equipment and ducts on the Premises shall be furnished by Landlord, and Tenant, upon presentation of a bill therefore, shall pay Landlord, or its agent or assigns, for such maintenance service. If any services or utilities are jointly metered with other properties, Landlord shall determine and the Tenant shall pay, the Tenant's pro rata share of the monthly costs of such utilities and services. The Tenant's pro rata share shall be determined by the ratio of the square footage of the Premises as compared to the square footage of all the property subject to the common metering. In the event Tenant shall require such services or utilities in excess of that usually furnished or supplied for use of the Premises as general retail space, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all such jointly metered charges. The Tenant shall pay such charges within five (5) days of notification of the amount by the Landlord. Landlord reserves the right to require Tenant to install and maintain, at Tenant's sole expense, separate meters for any public utility servicing the Premises for which a separate meter is not presently installed.

    Section 4.5.  Payment of Operating Costs.

      (a)  Tenant to Bear Pro Rata Share of Expense.  In each lease year, as defined in Section 3.3(c) hereof, Tenant will pay to Landlord, in addition to the rentals specified in Article II hereof, as further Additional Rent, subject to the limitation hereinafter set forth, a proportion of the Shopping Center's operating cost, hereinafter defined, based upon the ratio of the square feet of the Premises to the total leasable square feet of all the building space in the Shopping Center or according to any other formula that Landlord may deem fair and equitable.

      (b)  Operating Cost.  For the purpose of this Section 4.5 the "Shopping Center's operating cost" means the total cost and expense incurred in connection with the operation, repair, maintenance or replacement of all common areas and all improvements within the Shopping Center, including without limitation, general maintenance and repair of all improvements, expenses incurred by Landlord under Section 12.3 and Section 12.4 hereof, gardening and landscaping, cost of security services, the cost of liability and property damage and all other insurance carried by Landlord under Section 4.6 with types of coverage and in amounts determined by Landlord, repairs, asphalt resurfacing line painting, painting of improvements, servicing of common grease interceptors, holiday decorations, snow and ice removal, utilities serving the improvements and common areas, sanitary control, pest control, signage costs, removal of trash, rubbish, garbage and other refuse, reasonable reserves for replacements and repairs, a property management fee consistent with prevailing rates charged in the industry (not to exceed five percent (5%) of gross Shopping Center rents), bookkeeping, Real Property Taxes, all personal property taxes assessed for any reason and levied on the personal property used in connection with the Shopping Center, costs of equipment and machinery used to maintain or operate the common areas, any depreciation of the cost thereof (including financing) thereof, and the cost of personnel to implement such services, to direct parking, and to police the common areas. In addition, said operating costs shall include an administrative charge equal to ten percent (10%) of the actual Shopping Center operating costs and this charge shall be included in and billed as a part of the Shopping Center Operating Costs.

      (c) Changes in the square footage of the Premises occurring during any monthly period shall be effective on the first day of the next succeeding monthly period, and the amount of any square footage in effect for the whole of any quarterly period shall be the average of the total amounts in effect on the first day of each calendar month in such quarterly period.

    Section 4.6  Insurance Premiums.

      (a)  Liability Insurance.  During the Lease Term, Tenant shall maintain a policy of comprehensive general liability insurance or commercial general liability insurance at Tenant's expense, insuring Tenant against liability arising out of the ownership, use, occupancy or maintenance of the Premises, the sidewalks in front of the Premises, and the business operated by Tenant and any subtenants of Tenant in the Premises. The initial amount of such insurance shall be at least Two Million Dollars ($2,000,000.00) combined single limit bodily injury, property damage and personal injury, and shall be subject to periodic increase based upon inflation, increased liability awards, recommendations of professional insurance advisers, and other relevant factors. However, the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. The policy shall name Landlord as an additional insured as required under Section 4.6(i) hereof. Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant.

      (b)  Hazard and Rental Income Insurance.  During the Lease Term, Landlord shall as a Shopping Center operating cost maintain policies of insurance covering loss of or damage to the Shopping Center improvements including the Premises in the full amount of its replacement value exclusive of Tenant's improvements and property. Such policies shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and may include endorsements or coverage for special extended perils (all risk), sprinkler leakage, inflation guard, and any other perils (including flood and earthquake), which Landlord deems necessary. Landlord may obtain insurance coverage for Tenant's fixtures, equipment or building improvements installed by Tenant in or on the Premises. Tenant shall, at Tenant's expense, maintain such primary or additional insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect its interest. During the Lease Term, Landlord may also maintain as a Shopping Center operating cost a rental income insurance policy, with loss payable to Landlord in an amount equal to one year's Minimum Monthly Rent (as adjusted periodically), plus estimated Real Property Taxes and insurance premiums. Tenant shall not do or permit to be done anything which invalidates any such insurance policies.

      (c)  Insurance of Improvements.  Tenant shall at all times maintain fire insurance with extended coverage in an amount adequate to cover the cost of replacement of all trade fixtures, alterations, decorations, additions or improvements made to the Premises by Tenant or by Landlord on Tenant's behalf in the event of fire or extended coverage loss. Such insurance policy shall be maintained with an insurance company approved by Landlord. Tenant shall deliver to the Landlord, certificates of such fire insurance policies which shall contain a clause requiring the insurer to give the Landlord thirty (30) written days' notice of cancellation of such policies.

      (d)  Payment of Premiums; Insurance Policies.  Tenant shall pay all premiums for the insurance policies covering the Premises described in Paragraphs 4.6(a) and (c) prior to delinquency. If the insurance policies maintained by Landlord cover improvements or real property other than the Premises, Landlord shall also deliver to Tenant a statement of the amount of the premiums applicable to the Premises showing, in reasonable detail, how such amount was computed. If the Lease Term expires before the expiration of the insurance policy period, Tenant's liability for insurance premiums shall be prorated on an annual basis. Tenant shall be liable for its pro rata share of the payment of any deductible amount under Landlord's insurance policies as a Shopping Center operating cost.

      (e)  Increase in Fire Insurance Premium.  Tenant agrees that it will not keep, use, manufacture, assemble, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the Term of this Lease on the amount of such insurance which may be carried by Landlord on said Premises or the building of which it is a part, resulting from the acts or omission of the Tenant, its agents, servants or employees, or the use or occupancy of the Premises by the Tenant or from the type of materials or products stored, manufactured, assembled or sold by Tenant in the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule, issued by the organization making the insurance rate on the property, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Premises.

      (f)  Plate Glass.  Landlord shall replace, at the expense of Tenant, any and all plate and other glass, frames or glazing damaged or broken from any cause whatsoever in and about the Premises.

      (g)  Boiler Insurance.  Tenant hereby agrees, at Tenant's expense and during the entire Term hereof, to obtain and keep in full force and effect a policy of boiler broad form insurance, if any is applicable, in the amount of One Hundred Fifty Thousand Dollars ($150,000.00). The insurance shall be with an insurance company approved by Landlord and a copy of the policy or certificate of insurance shall be delivered to Landlord no later than the commencement date hereof.

      (h)  Waiver of Subrogation.  Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Tenant shall, upon the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease and such waiver shall only be effective so long as consented to by the insurance carrier or carriers.

      (i)  Form of Policies.  All policies shall be written in a form satisfactory to Landlord and shall be maintained with insurance companies holding a "General Policyholder's Rating" of A, and a financial rating of X, or better, as set forth in the most current issue of "Best's Insurance Guide." Insurance policies carried by Tenant hereunder shall (i) name Landlord and if requested, Landlord's lender(s) as an additional insured and provide certificate(s) of insurance thereof to Landlord's lender(s) if applicable, (ii) be an occurrence policy (or policies), (iii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 8.4 hereof, (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and noncontributing with any insurance required of Tenant and (v) contain a cross liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver to Landlord and Landlord's lender(s) if applicable copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent.

    Section 4.7  Interest on Past Due Obligations.  Any amount owed by Tenant to Landlord which is not paid when due shall bear interest from the due date of such amount at the lower of (i) fifteen percent (15%) per annum or (ii) the maximum legal interest rate permitted by law. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.

    Section 4.8  Collection of Shopping Center Operating Costs.  Landlord shall have the right to collect Tenant's pro rata share (as defined in Section 4.5(a)) of any or all Shopping Center operating costs or other charges provided for under this Article IV including, without limitation, insurance premiums and/or Real Property Taxes, on a monthly basis. Such amounts shall be based on Landlord's reasonable estimate of the costs, charges or premiums next due, and shall be paid by Tenant as Additional Rent upon the basis and at the times described herein. Landlord shall provide to Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate of the total amount due from Tenant for the current or next ensuing lease year. Tenant shall pay to Landlord with each installment of Minimum Monthly Rent an amount equal to one-twelfth (1/12th) of the estimated amount due from Tenant as set forth in the Estimate Statement. At any time during any lease year Landlord may provide a new Estimate Statement to Tenant indicating any additional amount due from Tenant and Tenant agrees to pay such amount to Landlord within fifteen (15) days after notification of the amount of the deficiency. Tenant's failure to pay such deficiency to Landlord within such fifteen (15) day period shall constitute a breach of this Lease and entitle Landlord to any and all remedies available under this Lease or applicable law. Such payments shall be paid to Landlord and held in an account with no obligation to pay the Tenant interest thereon. Within a reasonable period of time after the end of each lease year hereunder, Landlord shall give to Tenant a statement (the "Statement") which shall indicate all of the Shopping Center operating costs and other amounts due from Tenant hereunder for the previous lease year, and the amount paid by

Tenant relating thereto. If the amount paid by Tenant is less than the amount due, Tenant agrees to pay such deficiency to Landlord within fifteen (15) days after receipt of the Statement. If the amount paid by Tenant for the prior lease year exceeds the amount due from Tenant, such overage shall be credited to amounts due from Tenant for the current lease year. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease without waiving any other remedy available under the Lease or applicable law.

ARTICLE V

RECORDS AND BOOKS OF ACCOUNT

ARTICLE VI

AUDIT

ARTICLE VII

CONSTRUCTION OF PREMISES

    Section 7.1.  Landlord and Tenant Improvements.  If construction of the improvements on the Premises has been completed on the date of this Lease, Tenant hereby represents and warrants to Landlord that Tenant has inspected the Premises and accepts such Premises in the condition existing as of the date hereof. If construction of the improvements on the Premises have not been completed by the date of this Lease, Landlord shall, at its cost and expense, pursue to completion the improvements to be erected by Landlord "Landlord's Work" as shown on the attached Exhibit "B" labeled "Construction of the Premises." Tenant shall commence the installation of fixtures, equipment and shall perform any of Tenant's work in the tenant improvement drawings approved by Landlord or as set forth on said Exhibit "B," promptly upon substantial completion of Landlord's work on the Premises and shall diligently pursue such installation and performance to completion. If the Landlord performs any such installation or construction shown in the tenant improvement drawings approved by Landlord or on Exhibit "B" as the Tenant's work, the Tenant shall pay any cost or expense of the Landlord so incurred within fifteen (15) days after receipt of a bill therefore. Said bill will be based upon Landlord's costs and expenses plus supervision, and architectural expenses, if any.

    Tenant shall deliver plans and specifications with respect to Tenant's leasehold improvements to Landlord or Landlord's architect within the time frame set forth in Exhibit B. Said plans and specifications shall conform in all respects with the agreements of Landlord and Tenant as outlined in Exhibit "B" hereto. In the event Tenant does not deliver said plans and specifications as agreed herein, Landlord shall have the right, at its sole discretion, to immediately cancel this Lease. Nothing herein contained shall limit any other remedy of Landlord.

    The following work items ("Tenant's Work"), if required, shall be done by Landlord for Tenant at Tenant's expense, or at Landlord's option shall be completed by Tenant at Tenant's expense in accordance plans and a contractor approved by Landlord:

  (a)
  Design and construction of any additions, deletions, relocations or changes to the roof platforms for heating and air conditioning equipment.

  (b)
  Design and construction of any additions, deletions, relocations or changes to roof penetrations for ducts, vents, plumbing and conduits.

  (c)
  Design and construction of any additions, deletions, relocations or changes to the fire sprinkler system, if any, to accommodate Tenant's space configuration and governing agencies criteria.

    Landlord shall have the right but not the obligation to perform, on behalf of and for the account of Tenant, subject to reimbursement of the cost thereof by Tenant, any and all of the Tenant's Work which Landlord determines, in its sole discretion, should be performed immediately and on an emergency basis for the best interest of the Shopping Center, or as required by any governmental entity or required for compliance with any manufacturer's warranty, including without limitation, work which pertains to structural components, mechanical, sprinkler and general utility systems, roofing and removal of unduly accumulated construction material and debris.

    Section 7.2.  Parking Facilities.  Landlord shall construct or shall have constructed upon the Shopping Center site at its own cost access roads, sidewalks and parking lots or facilities substantially as shown on Exhibit "A."

    Section 7.3.  Changes and Additions to Buildings.  Landlord hereby reserves the right at any time to make alterations or additions to and to build additional stories on the building in which the Premises are contained and to build another building adjoining the Premises. Landlord also reserves the right to construct other buildings or improvements in the Shopping Center from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same. Easements for light and air are not included in the leasing of these Premises to Tenant. Landlord further reserves the exclusive right to the roof except as provided in this Lease.

    Section 7.4.  Financing.  Landlord shall not be obliged to proceed with the construction of the Premises unless and until financing acceptable to Landlord is obtained. Should such financing not be obtainable, Landlord shall so notify Tenant in writing, and this Lease shall thereupon cease and terminate and each of the parties hereto shall be released and discharged from any and all liability and responsibility hereunder. If Landlord can obtain financing only upon the basis of modifications of the terms and provisions of this Lease, the Landlord shall have the right to cancel this Lease if the Tenant refuses to approve in writing any such modification within ten (10) days after Landlord's request therefor, which request may not be made later than thirty (30) days prior to delivery of possession. If such right to cancel is exercised, this Lease shall thereafter be null and void, any money or security deposited hereunder shall be returned to Tenant, and neither party shall have any liability to the other by reason of such cancellation.

    Section 7.5.  Right to Adjust.  The purpose of the site plan attached hereto as Exhibit "A" is to show the approximate location of the Premises. Notwithstanding any other provision contained in this Lease, Landlord reserves the right at any time to relocate, vary and adjust the size of the various buildings, the location of any tenant, including Tenant, automobile parking areas, and other common areas as shown on said site plan, provided, however, that said parking area (including landscaped and common areas) shall at all times provide for not less than two square feet for each square foot of ground floor building area within the Shopping Center.

    Section 7.6  Relocation of Premises.  Landlord shall have the right upon sixty (60) days prior written notice to Tenant, to relocate Tenant to alternate premises of comparable size elsewhere in the Shopping Center, provided that Landlord shall reimburse Tenant a sum equal to the cost to improve the new premises to which Tenant is relocated to the substantially equivalent to the then condition of the existing Premises; and Tenant shall have all rights and obligations with respect to the new premises as provided for the original Premises in this Lease. If such relocation is consummated, Tenant's pro rata share of Shopping Center's operating costs as defined in Section 4.5(b)and Minimum Monthly Rent for the unexpired term of the Lease shall be proportionately adjusted by the increase or decrease in the new premises size in comparison to the original Premises and to any change in the Gross Floor Area of all premises in the Shopping Center. Landlord will also reimburse Tenant's reasonable out-of-pocket expenses (not to exceed two (2) months Minimum Monthly Rent) for moving Tenant's furniture, equipment, supplies, telephones and telephone equipment from the original Premises to the new premises. In no event shall Tenant's obligation to pay rent on the new Premises commence prior to the expiration of a reasonable period to be determined by Landlord allowing completion of Tenant's improvements and the opening of the new Premises for business. Prior to or concurrently with the relocation, Landlord will prepare, and the parties will execute, an Amendment to this Lease, or at Landlord's option the parties shall enter into a new lease evidencing the relocation and to make any necessary changes to the lease terms resulting from the relocation.

ARTICLE VIII

USE OF PROPERTY

    Section 8.1  Permitted Uses.  Tenant shall use the Premises only for the Permitted Uses set forth in Section 1.8 above and for no other use or purpose, without Landlord's written consent, to be given or withheld in Landlord's sole and absolute discretion.

    Section 8.2  Manner of Use.

      (a)  Interference with Use/Nuisance.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with or infringe on the rights of other occupants or customers of the Shopping Center, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, or objectionable purposes; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premise or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not be liable to Landlord for any other occupant's failure to so conduct itself.

      (b)  Violation of Law/Insurance Provisions.  Tenant shall not do or permit to be done in or about the Premises, nor bring, keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by any standard form of fire insurance policy or will in any way increase the existing rate of or affect any fire or other insurance upon the building or any part thereof or any of its contents, or cause a cancellation of any insurance policy covering the building or any part thereof or any of its contents. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the Premises, and the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted, with any order, directive or certificate of occupancy issued pursuant to any law, ordinance or regulation by any public officer insofar as the same relates to or affects the condition, use or occupancy of the Premises, including but not limited to, (i) requirements of structural changes related to or affected by Tenant's acts, occupancy or use of the Premises, and (ii) any and all requirements relating to the Premises imposed by applicable law including, but not limited to, modifications of existing portions of the Premises required under the Americans with Disabilities Act or any other applicable laws, all at Tenant's sole expense. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Landlord, whether or not Tenant is a party to such action, shall be conclusive in establishing such violations between Landlord and Tenant.

      (c)  Permits.  Tenant shall obtain and pay for all permits, including a certificate of occupancy, required for Tenant's occupancy of the Premises and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Health and Safety Act.

      (d)  Store Operation.  Subject to the terms and conditions expressly set forth in Rider Two hereof, Tenant shall continuously operate one hundred percent (100%) of the Premises during the entire Term of this Lease on the days and during the hours provided below with due diligence and efficiency so as to produce all of the gross receipts which may be produced by such manner of operation, unless prevented from doing so by causes beyond Tenant's control. Tenant shall conduct its business in the Premises during the regular customary days and hours for such type of business in the city or trade area in which the Shopping Center is located.

      (e)  Change of Name.  Tenant agrees not to change the advertised name of the business operated in the Premises without the written permission of Landlord.

      (f)  Solicitation of Business.  Tenant and Tenant's employees and agents shall not solicit business in the parking or other common areas, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the parking area or in other common areas.

    Section 8.3  Competitive Business.  In no event shall Tenant shall directly or indirectly own, operate, manage or engage in any similar or competing business within a radius of three (3) miles from the outside boundary of this Shopping Center.

    Section 8.4  Indemnification of Landlord.  Tenant shall indemnify and protect Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or about the Premises, or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, tenants or concessionaires. Tenant shall further indemnify, protect and hold Landlord harmless from and against any and all claims arising from any breach or default in performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or its agents, contractors, employees, servants, tenants or concessionaires, and from and against all costs, attorneys' fees, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby waives all claims against Landlord for and assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except (i) that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failure, and (ii) Landlord's gross negligence or intentional misconduct.

    Section 8.5  Landlord's Access.  Landlord or its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors or tenants or other parties, or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Premises.

    Section 8.6  Excavation.  If an excavation shall be made upon land adjacent to or under the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall or the building of which the Premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Landlord or diminution or abatement of rent.

    Section 8.7  Quiet Possession.  If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease and to any mortgages or deeds of trust encumbering the Shopping Center.

    Section 8.8  Window Coverings.  Landlord shall select a standard window covering and color for use throughout the building and Tenant shall use this standard window covering for any windows Tenant shall cover. Tenant shall be required to provide, at its expense, prescribed coverings in front of windows in which the space is utilized for other than office use, such as storage or manufacturing.

ARTICLE IX

HAZARDOUS MATERIALS

    Section 9.1  Prohibition of Storage.  Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees in a manner or for a purpose prohibited by or which could result in liability under any applicable law, regulation, rule or ordinance. Tenant shall comply with all affirmative legal requirements concerning Hazardous Materials. If Tenant breaches the obligation stated in the preceding sentences, or if the presence of Hazardous Materials on the Premises caused or permitted by Tenant (including Hazardous Materials specifically permitted and identified below) results in a release of a hazardous substances or Hazardous Materials, a discharge of a pollutant or contaminant or any other contamination of the Premises resulting in a potential violation of or incurrence of liability under any law, regulation, rule or ordinance, or if contamination of the Premises by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, protect, defend and hold Landlord, its agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, injunctive actions or orders, or losses (including without limitation diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Premises and sums paid in settlement of claims, "response costs" as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), attorney's fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. With respect to the foregoing, Tenant acknowledges that it is familiar with Section 1542 of the California Civil Code which reads "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor...." and hereby releases Landlord from any unknown claims and waives all rights they may have under Section 1542 of the Civil Code or under any other statute or common law principle of similar effect.

    Section 9.2  Clean-up.  This indemnification of Landlord by Tenant pursuant to Subsection 9.1 above includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal state or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on or under the Premises or emanating from the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Materials to the Premises, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

    Section 9.3  Business.  Landlord acknowledges that it is not the intent of this Section to prohibit Tenant from operating its business as described above. Tenant may operate its business so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous Materials on the Premises ("Hazardous Materials List"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Materials are brought onto the Premises or on or before the date Tenant obtains any additional permits or approvals. In connection with any Hazardous Materials utilized by Tenant on the Premises, Tenant shall be responsible, at its sole cost and expense, for making any necessary modifications or improvements either to Premises or Tenant's equipment as required by applicable laws, or any governmental agency, Landlord's insurance company, Landlord's lender(s), Landlord's consultant(s), or prospective purchaser(s). Tenant will, at its sole cost and expense, promptly upon receipt of written notice from Landlord complete such improvements. If such work is not promptly undertaken and completed, Landlord shall have the right, but not the obligation, to complete such work and to charge such amounts to Tenant as additional rent under this Lease.

    Section 9.4  Termination of Lease.  Notwithstanding the provisions of Subsection 9.1 above, Landlord shall have the right to terminate the Lease in Landlord's sole and absolute discretion if (i) any anticipated use of the Premises by Tenant involves the generation or storage, use, treatment or disposal of Hazardous Materials in a manner or for a purpose prohibited by any governmental agency or authority; (ii) Tenant has been required by any lender or governmental authority to undertake removal or remedial action in connection with Hazardous Materials on the Premises if the presence of Hazardous Materials resulted from Tenant's action or use of the Premises (unless Tenant is in full compliance with all requirements connected with such removal or remedial action); or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials on the Premises (unless Tenant is in full compliance with the terms of such enforcement order).

    Section 9.5  Assignment and Subletting.  Notwithstanding the provisions of Subsection 9.1 above, if (i) any anticipated use of the Premises by any proposed assignee or sublessee involves or reasonably could involve the generation or storage, use, treatment or disposal of Hazardous Materials in a manner or for a purpose prohibited by any law, regulation, rule or ordinance; (ii) the proposed assignee or sublessee has been required by an prior landlord, lender or governmental authority to undertake removal or remedial action in connection with any Hazardous Materials on a property if the presence of the Hazardous Materials resulted from such party's action or use of the property in questions; or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee. This paragraph shall not preclude other grounds for Landlord's rejection of a sublease or assignment pursuant to any other provisions of this Lease.

    Section 9.6  Landlord's Right to Perform Tests.  At any time prior to the expiration of the Lease Term, Landlord shall have the right to enter upon the Premises in order to conduct appropriate tests of water and soil and to deliver to Tenant the results of such tests to demonstrate that levels of any Hazardous Materials in excess of permissible levels has occurred as a result of Tenant's use of the Premises. Tenant shall further be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against all claims, costs and liabilities including actual attorneys' fees and costs, arising out of or in connection with any removal, remediation, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials.

    Section 9.7  Tenant's Obligations.  Tenant's obligations under this Article 9 shall survive the termination of the Lease. During any period of time employed by Tenant after the termination of this Lease to complete the removal from the Premises or remediation of any such Hazardous Materials, Tenant shall continue to pay the full rental in accordance with this Lease, which rental shall be prorated daily.

    Section 9.8  Health and Safety Code and Civil Code Notification Requirements.  Tenant recognizes its obligations under the California Health and Safety Code to notify Landlord of any release of a hazardous substance that Tenant knows or has reason to believe has or will come to be located on or beneath the Premises. Tenant further recognizes its obligations under California Civil Code sections 850, et seq. to notify Landlord of any release of a hazardous material of which Tenant has actual awareness and which is likely to exceed the notification threshold as defined in California Civil Code section 850.

    Section 9.9  Definition of "Hazardous Materials".  The term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations promulgated thereto: (1) any "hazardous substance" within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. §§ 9601 et seq. or the California Hazardous Substance Account Act, Cal. Health & Safety Code §§ 25300 et seq.; (2) any "hazardous waste" within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; (3) any "hazardous waste" or "extremely hazardous waste" within the meaning of the California Hazardous Waste Control Law, Cal. Health & Safety Code §§ 25100 et seq.; (4) any "hazardous chemical substance or mixture" or "imminently hazardous chemical substance or mixture" within the meaning of the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; (5) any "hazardous air pollutant" within the meaning of the Federal Clean Air Act, 42 U.S.C. §§ 7400 et seq.; (6) any "toxic pollutant" or "oil or hazardous substance" within the meaning of the Federal Water Pollution Control Act, 33 U.S.C. §§ 1250 et seq.; (7) any "contaminant" within the meaning of the Safe Drinking Water Act, 42 U.S.C. § 300i; (8) any "chemical known to the state to cause cancer or reproductive toxicity" within the meaning of the Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety Code §§ 25249.5 et seq.; (9) any "refuse matter" within the meaning of the Refuse Act of 1899, 33 U.S.C. § 407; (10) any "waste" within the meaning of the Porter-Cologne Water Quality Control Act, Cal. Water Code §§ 13000, et seq.; (11) any "hazardous waste" or "extremely hazardous waste" within the meaning of the Hazardous Waste Disposal Land Use Law, Cal. Health & Safety Code §§ 25220, et seq.; (12) any "hazardous substance" within the meaning of the Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety Code §§ 25280, et seq.; (13) any "air contaminant" or "air pollutant" within the meaning of the Air Resources Law, Cal. Health & Safety Code §§ 39000, et seq.; (14) any "hazardous material" or "hazardous substance" within the meaning of the Hazardous Materials Release Response Plans and Inventory Law, Cal. Health & Safety Code §§ 25500, et seq.; and (15) any "constituent" within the meaning of the Toxic Pits Cleanup Act of 1984, Cal. Health & Safety Code §§ 25208-25208.17; (16) petroleum or any fraction thereof; (17) asbestos; or (18) any other substance, chemical waste, toxicant, pollutant or contaminant regulated by any federal, state or local law, statute, rule, regulation or ordinance for the protection of health or the environment.

ARTICLE X

PARKING AND COMMON USE AREAS AND FACILITIES

    Section 10.1  Control of Common Areas by Landlord.  "Common areas" means all areas, space, equipment and special services provided by Landlord for the common or joint use and benefit of the occupants of the Shopping Center, their employees, agents, servants, customers and other invitees, including without limitation parking areas, access roads, driveways, retaining walls, landscaped areas, truck service-ways or tunnels, loading docks, pedestrian malls, courts, stairs, ramps and sidewalks, comfort and first aid stations, washrooms and parcel pick-up stations. All common areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the common areas. Landlord shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same; from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise), with appropriate provisions for free parking ticket validating by tenants; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers. Landlord will operate and maintain the common areas referred to above in such manner as Landlord, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common areas and facilities.

    Section 10.2  License.  All common areas and facilities not within the Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, or shall such revocation or diminution of such areas be deemed constructive or actual eviction.

    Section 10.3  Merchants' Association.  Tenant will become a member of, participate fully in, and remain in good standing in the Merchants' Association (if now formed or as soon as the same has been formed) limited to tenants occupying premises in the Shopping Center, and abide by the regulations of such Association. Each member tenant shall have one vote in the operation of said Association. The objects of such Association shall be to encourage its members to deal fairly and courteously with their customers, to sell their merchandise or services at fair prices, to follow ethical business practices, to assist the business of the tenants by sales promotions and center-wide advertising, and in particular to help the interests of members of the said Association. The Tenant agrees to pay dues to the Merchants' Association as approved by a majority vote of the members of the Association. Nothing in the bylaws or regulations of the said Association shall be in conflict with the provisions of this Lease, including without limiting the generality of the foregoing any reasonable rules and regulations adopted pursuant to the provisions of Section 12.5 hereof, or in any way shall affect the rights of the Landlord.

ARTICLE XI

SIGNS, AWNINGS, CANOPIES, FIXTURES, ALTERATIONS, IMPROVEMENTS

    Section 11.1  Signs and Auctions.  No auction, fire or bankruptcy sales may be conducted in the Premises, and no signs advertising such sales shall be posted on the Premises without the prior written consent of Landlord.

    Section 11.2  Installation by Tenant.  Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixtures, exterior signs, exterior machinery, floor covering, interior or exterior lighting, plumbing fixtures, shades or awnings or make any changes to the Premises without the prior written consent of Landlord. All fixtures installed by

Tenant shall be new or completely reconditioned. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought.

    Section 11.3  Improvements.  It is understood and agreed by Tenant that any and all leasehold improvements made to the Premises by Tenant prior to or during the Lease Term or any extensions thereof shall be made by Landlord's contractor. In the event Tenant should employ a contractor other than Landlord's, it is expressly understood and agreed that Tenant shall first obtain the Landlord s written approval of the Tenant's contractor and the terms of the contract. It is understood and agreed that among other features of such contract, the contract shall contain a provision whereby all funds to become due and payable under the contract shall be placed by Tenant in cash into an escrow prior to Tenant's contractor entering upon the Premises to perform work under the contract. As a condition to giving consent to Tenant improvements, Landlord may require that Tenant agree to remove any such alterations, additions, improvements or utility installations at the expiration of the Lease Term and to restore the Premises to their prior condition. As a further condition to giving such consent, Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of such improvements to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work.

    Section 11.4  Non-Removal by Tenant.  All alterations, additions and improvements, including signs and sign cases, made by Tenant, or made by the Landlord on the Tenant's behalf and for which Tenant has paid Landlord in accordance with this Lease, shall remain the property of the Tenant for the term of the Lease, or any extension or renewal thereof. Such alterations, additions and improvements shall not be removed from the Premises. At the expiration or termination of this Lease Term, or any extensions or renewals thereof, all such alterations, additions and improvements become the property of the Landlord.

    Section 11.5  Removal and Restoration.  Landlord may, in its sole and absolute discretion, require Tenant upon expiration or termination of this Lease Term to return all or part of the leased Premises to their condition as existed at the commencement of the Lease Term, removing any alteration, addition or improvement made by Tenant, or made by Landlord on the Tenant's behalf. In removing any such alteration, addition or improvement as may be required by the Landlord, the Tenant shall repair any damage to the Premises caused by such removal and, prior to such removal, Tenant shall post a bond or other security as may be required by the Landlord in order to insure the Landlord that the Premises will be repaired in a prompt and workmanlike manner.

    Section 11.6  Liens.  Tenant shall keep the Premises and any building of which the Premises are a part free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by, or at the direction of, Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall bear interest at the rate of ten percent (10%) per annum from the date expended until the date repaid. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least fifteen (15) business days prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises.

    Section 11.7  Signs, Awnings and Canopies.  Tenant will not place or suffer to be placed or maintained on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord's written approval and the approval and consent of any governmental body having jurisdiction over signs in the Shopping Center. Tenant further agrees to maintain such signs, awnings, canopy, decoration, lettering or other advertising matter as may be approved, in good condition and repair at all times. Tenant also agrees, at Tenant's sole cost, to obtain a canopy type sign or signs which shall be in strict conformance with Landlord's sign criteria attached hereto as Exhibit "C" and incorporated herein, including but not limited to design, material, color, location, size and letter style. All signs must be fabricated by a contractor selected by Landlord. Prior to authorizing Landlord's contractor to construct any sign, a detailed drawing of the proposed sign shall be prepared by the Landlord's contractor at the sole expense of the Tenant, and submitted to the Landlord and Tenant for written approval. All signs and sign cases are to be considered fixtures and improvements and become the property of the Landlord upon expiration or termination of this Lease.

ARTICLE XII

CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

    Section 12.1  Existing Conditions.  Tenant accepts the Premises in its condition as of the execution of this Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use.

    Section 12.2  Exemption of Landlord from Liability; Waiver.  Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or upon other portions of any building of which the Premises is a part, or from other sources or places; or (d) any act or omission of any other tenant or occupant of the Shopping Center or of any building of which the Premises is a part. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for the foregoing damages from any cause arising at any time. The provisions of this Section 12.2 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

    Section 12.3  Tenant's Obligations.

      (a) Except for the preventative maintenance contract to be obtained as provided below, Tenant agrees at all times, at its own cost and expense, to repair, maintain in good and tenantable condition and replace, as necessary, the Premises and every part thereof (except that portion of the Premises to be maintained by Landlord under Section 12.4) including, without limitation, the following: all meters, pipes, conduits, equipment, components and facilities that supply the Premises exclusively with utilities (except if the appropriate utility company has assumed these duties) or that form an air conditioning system exclusively servicing the Premises, all fixtures and other equipment installed in the Premises; all exterior and interior glass installed in the Premises; the store front(s); all signs (see Section 12.4), locks and closing devices; all window sashes, casements and frames; doors and door frames; floor coverings; and all such items of repair, maintenance, alteration, improvement or reconstruction as may be required at any time or from time to time by any governmental agency having jurisdiction thereof. Landlord shall also have the right, but not the obligation, to paint/stain/varnish or otherwise refinish Tenant's store front, window sashes, casements, frames, doors and door jams with Landlord having the right, but not the obligation, to include all such costs as Shopping Center operating costs under Section 4.5 hereof. Tenant shall promptly replace any portion of the Premises or system or equipment in the Premises which cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Lease Term. Landlord shall obtain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system (including leaks around ducts, pipes, vents, or other parts of the air conditioning) by a licensed heating and air conditioning contractor. The cost thereof shall be included as a Shopping Center operating cost. Landlord agrees to use reasonable efforts to have Landlord's HVAC contractor provide notice to Tenant of any necessary HVAC repairs or recommended maintenance that are not covered by Landlord's preventative maintenance contract in order for Tenant to complete such items as soon as reasonably possible. Notwithstanding the foregoing, Landlord shall in no event be liable or responsible to Tenant in the event Tenant is not provided with such notice of required repairs or recommended maintenance. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Premises in an attractive, first-class and fully operative condition.

      (b) All of Tenant's obligations to maintain and repair shall be accomplished at Tenant's sole expense. If Tenant refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of Landlord, Landlord may, on ten (10) days' prior notice (except that no notice shall be required in case of emergency) enter the Premises and perform such repair and maintenance on behalf of Tenant without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs plus twenty percent (20%) for overhead, upon presentation of a bill therefore, as Additional Rent. Said bill shall include interest at ten percent (10%) on said costs from the date of completion of repairs by Landlord.

    Section 12.4  Landlord's Obligations.  Subject to the provisions of Section 12.3 (Tenant's Obligations) Article XIII (Damage or Destruction), Article XIV (Condemnation) and Article X (Parking and Common Use Facilities), Landlord shall repair, maintain in good and tenantable condition and replace, as necessary, the roof, exterior walls, structural parts of the Premises and all meters, pipes, conduits, equipment, components and facilities that supply the Premises with utilities on a nonexclusive basis (except if the appropriate utility company has assumed these duties) or that form a centralized air conditioning system servicing the Premises in common with other Premises in the Shopping Center provided, however, that Landlord shall not be required to make repairs necessitated by reason of the negligence of Tenant or anyone claiming under Tenant, by reason of the failure of Tenant to perform or observe any conditions or agreements of this Lease, or by reason of any improvements made by Tenant or anyone claiming under Tenant. In addition, Landlord shall have the right, but not the obligation, as a Shopping Center operating cost to maintain and repair any and all cabinet signs maintained by Tenant including but not limited to repairing the sign face and electrical portions, waxing and/or refinishing the cabinet sign faces, all at Tenant's expense. Any and all of such costs and expenses of Landlord shall be Shopping Center operating costs under Section 4.5 hereof. Tenant waives the benefit of California Civil Code Sections 1941 and 1942 and of any other present or future law which might give Tenant the right to repair the Premises at Landlord's expense or to terminate the Lease due to the condition of the Premises.

    Section 12.5  Rules and Regulations.

      (a) The Tenant agrees as follows:

        (1) All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the Premises in specified trash containers prepared for collection in the manner and at the times and places specified by Landlord. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost. Tenant shall pay the cost of removal of any of Tenant's refuse or rubbish.

        (2) No aerial shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of the Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

        (3) No loudspeakers, televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord.

        (4) The outside areas immediately adjoining the building shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of the Landlord and Tenant shall not place or permit any obstruction or materials in such areas. No exterior storage shall be allowed without permission in writing from Landlord.

        (5) Tenant and Tenant's employees shall park only the number of cars approved and only in those portions of the parking area designated for that purpose by Landlord.

        (6) The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.

        (7) Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

        (8) Tenant shall not burn any trash or garbage of any kind in or about the Premises, or the building.

        (9) Tenant shall warehouse, store and/or stock in the Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail at, in, from or upon the Premises. This shall not preclude occasional emergency transfers of merchandise to the other stores of Tenant, if any, not located in the Shopping Center. Tenant shall use for office, clerical or other non-selling purposes only such space in the Premises as is from time to time reasonably required for Tenant's business in the Premises.

       (10) Tenant shall not cause or permit any odors to be emitted from the Premises which do or may in Landlord's judgement affect other tenant's or patrons of the Shopping Center. Tenant agrees and acknowledges that if Tenant violates the foregoing provision and Landlord receives complaints from other tenant(s) or visitor(s) of the Shopping Center, then Landlord shall have the right to determine what corrective measures are required and all such corrective measures shall be immediately undertaken by Tenant at Tenant's sole cost and expense after receipt of notice of the required corrective measures from Landlord. If Tenant does not comply, Landlord shall have the right, but not the obligation, to cause such corrective measures to be implemented and charge any and all costs thereof to Tenant as additional rent due under this Lease.

      (b) Landlord reserves the right from time to time to amend or supplement the foregoing rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant and Tenant agrees to comply with all such rules and regulations upon receipt of notice. Landlord shall not be liable in any way to Tenant for any damage or inconvenience caused by any other tenant's non-compliance with these rules and regulations.

    Section 12.6  Condition upon Termination.  Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease.  However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article XIII (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the termination of this Lease and to restore the Premises to its prior condition, which may include at Landlord's discretion the removal of all or a part of the existing improvements which are specific to Tenant's type of business, or restoration of the Premises to a "vanilla shell" condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the termination of this Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE XIII

DAMAGE OR DESTRUCTION

    Section 13.1  Partial Damage to Leased Premises.  Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Premises is only partially damaged (meaning the cost to repair would not exceed twenty-five percent (25%) of replacement value) and if the proceeds received by Landlord from the insurance policies described in Article IV (together with the deductible, if any) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect to repair any damage to Tenant's fixtures, equipment, or improvements. If the insurance proceeds received by Landlord (together with the deductible, if any) are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Article IV, Landlord may elect either to (a) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (b) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage, whether Landlord elects to repair the damage or terminate this Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies or the Tenant's pro rata share thereof if the Premises is in a multi-tenant building, and, if the damage was due to an act or omission of Tenant, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If the damage to the Premises occurs during the last six (6) months of the Lease Term, Landlord may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds and Landlord may retain all such proceeds. Landlord shall notify Tenant of its election within thirty (30) days after receipt of notice of the occurrence of the damage.

    Section 13.2  Total or Substantial Destruction.  If the Premises is totally or substantially destroyed (meaning the cost to repair would exceed twenty-five percent (25%) of replacement value) by any cause whatsoever, or if the Premises is in a building which is substantially destroyed (even though the Premises is not totally or substantially destroyed), this Lease shall, at the election of the Landlord, terminate as of the date the destruction occurred regardless of whether Landlord receives any insurance proceeds. However, if the Premises can be rebuilt within one (1) year after the date of destruction, Landlord may elect to rebuild the Premises at Landlord's own expense (with all insurance proceeds being made available to the Landlord to apply against such costs), in which case, this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after the occurrence of total or substantial destruction. If the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

    Section 13.3  Partial Destruction of Shopping Center.  In the event that twenty-five percent (25%) or more of the rentable area of the Shopping Center shall be damaged or destroyed by fire or other cause, notwithstanding that the Premises may be unaffected by such fire or other cause, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within sixty (60) days from and after said occurrence, to elect to cancel and terminate this Lease. Upon the giving of such notice to Tenant, the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. Nothing in this Section nor any other Section hereof shall be construed as a limitation of Tenant's liability for such occurrence, should such liability otherwise exist.

    Section 13.4  Landlord's Obligations.  Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, partitions, railings, floor coverings, office fixtures or any other improvements or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant which are not part of the original Tenant improvements paid for by Landlord. Tenant shall be required to restore or replace same in the event of damage except for damage caused solely by the Landlord's negligence or intentional misconduct. Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration, nor shall Tenant have the right to terminate this Lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises, except as expressly provided herein.

    Section 13.5  Temporary Reduction of Rent.  If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article XIII, any rent payable during the period of such damage, repair and/or restoration shall be reduced by the amount payable under any rental income insurance paid to Landlord. Except for such possible reduction in payments required from the Tenant, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the leased Premises.

    Section 13.6  Waiver.  Since Landlord and Tenant have agreed that the provisions of this Article XIII shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of the Premises, Tenant waives the provisions of California Civil Code Section 1932(2) which indicates that the hirer of a thing may terminate the hiring before the end of the term "when the greater part of the thing hired, or that part which was and which the letter had at the time of the hiring reason to believe was the material inducement to the hirer to enter into the contract, perishes from any other cause than the want of ordinary care of the hirer," and of California Civil Code Section 1933(4) which indicates that "the hiring of a thing terminates by the destruction of the thing hired," and of any similar statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of damage or destruction of the Premises.

ARTICLE XIV

CONDEMNATION

    Section 14.1  Total Condemnation.  If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Term of this Lease shall cease and terminate as of the date of title vesting in such proceeding and all rentals shall be paid up to that date and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease.

    Section 14.2  Total Condemnation of Parking Area.  If the whole of the common parking areas in the Shopping Center shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Term of this Lease shall cease and terminate as of the date of title vesting in such proceeding unless Landlord shall take reasonable steps to provide other parking facilities substantially equal to the previously existing ratio between the common parking areas and the Premises, and such substantially equal parking facilities shall be provided by Landlord at its own expense within ninety (90) days from the date of acquisition. In the event that Landlord shall provide such other substantially equal parking facilities, then this Lease shall continue in full force and effect. In any event, Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease.

    Section 14.3  Partial Condemnation.  If any part of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and in the event that such partial taking or condemnation shall render the Premises unsuitable for the business of the Tenant, then the Term of this Lease shall cease and terminate as of the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. In the event of a partial taking or condemnation which is not extensive enough to render the Premises unsuitable for the business of the Tenant, then Landlord shall within a reasonable time restore the Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect.

    Section 14.4  Partial Condemnation of Parking Area.  If any part of the parking area in the Shopping Center shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose and if, as the result of such partial taking the ratio of square feet of parking area and common use areas and facilities as described in Section 10.1 hereof to square feet of the sales area of the entire Shopping Center buildings is reduced to a ratio below two to one, then the Term of this Lease shall cease and terminate from the date of title vesting in such proceeding, unless the Landlord shall take reasonable steps toward increasing said ratio to a ratio equal to or in excess of two to one, in which event this Lease shall be unaffected and remain in full force and effect as between the parties. In any event, Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease.

    Section 14.5  Condemnation of Less than a Fee.  In the event of a condemnation of a leasehold interest in all or a portion of the Premises without the condemnation of the fee simple title also, this

Lease shall not terminate and such condemnation shall not excuse Tenant from full performance of all of its covenants hereunder, but Tenant in such event shall be entitled to present or pursue against the condemning authority its claim for and to receive all compensation or damages sustained by it by reason of such condemnation, and Landlord's right to recover compensation or damages shall be limited to compensation for and damages, if any, to its reversionary interest, it being understood, however, that during such time as Tenant shall be out of possession of the Premises by reason of such condemnation, the Lease shall not be subject to forfeiture for failure to observe and perform those covenants not calling for the payment of money. In the event the condemning authority shall fail to keep the Premises in the state of repair required hereunder, or to perform any other covenant not calling for the payment of money, Tenant shall have ninety (90) days after the restoration of possession to it within which to carry out its obligations under such covenant or covenants. During such time as Tenant shall be out of possession of the Premises by reason of such leasehold condemnation, Tenant shall pay to Landlord, in lieu of the minimum and percentage rents provided for hereunder, and in addition to any other payments required of Tenant hereunder, an annual rent equal to the average annual minimum and percentage rents paid by Tenant for the period from the commencement of the term until the condemning authority shall take possession, or during the preceding three (3) full calendar years, whichever period is shorter. At any time after such condemnation or proceedings are commenced, Landlord shall have the right, at its option, to require Tenant to assign to Landlord all compensation and damages payable by the condemnor to Tenant, to be held without liability for interest thereon as security for the full performance of Tenant's covenants hereunder, such compensation and damages received pursuant to said assignment to be applied first to the payment of rents and all other sums from time to time payable by Tenant pursuant to the terms of this Lease as such sums fall due, and the remainder, if any, to be payable to Tenant at the end of the term hereof or on restoration of possession to Tenant, whichever shall first occur, it being understood and agreed that such assignment shall not relieve Tenant of any of its obligations under this Lease with respect to such rents and other sums except as the same shall be actually received by Landlord.

    Section 14.6  Distribution of Condemnation Award.  Any condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property, and the Tenant hereby assigns any other rights which the Tenant may have now or in the future to any other award to the Landlord; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE XV

ASSIGNMENT AND SUBLETTING

    Section 15.1  Landlord's Consent Required.  Tenant shall not either voluntarily or by operation of law, assign, mortgage, pledge, hypothecate or encumber this Lease or the leasehold interest created hereby or any interest herein, or sublet the Premises or any portion thereof, or license the use of all or any portion of the Premises or permit any other person to occupy or use the Premises or any portion thereof (collectively referred to herein as a "Transfer"), without the written consent of Landlord first had and obtained, which consent is subject to the following conditions: (i) the proposed transferee's use of the Premises must be consistent with Articles VIII and IX hereof; (ii) in Landlord's reasonable business judgment, the proposed transferee must have sufficient business reputation and experience to operate a successful business of the type and quality permitted under this Lease; (iii) in Landlord's reasonable business judgment, the percentage rent paid under this Lease that Landlord would reasonably anticipate receiving from the proposed transferee must not be less than the percentage rent that Landlord has received from Tenant; (iv) the proposed Transfer must not breach any covenant of Landlord respecting radius, business location, use or exclusivity in any other lease, financing agreement or any other agreement relating to the Shopping Center or, in Landlord's reasonable business judgment, create a tenant mix concern; (v) the net worth of the proposed transferee must not be less than the greater of the Tenant's net worth as of the effective date of this Lease or at the date of request for consent; (vi) twenty-five percent (25%) of any profit received by the Tenant from the proposed Transfer, whether during or after the Term of this Lease, shall be paid to Landlord when received; and (vii) the proposed transferee must not be an existing tenant in the Shopping Center.

    Section 15.2  Transfers of Interests in Tenant Requiring Landlord's Consent.  If Tenant or its general partner or manager hereunder is a corporation which, under laws of California, is not deemed a public corporation, or is an unincorporated association, partnership, or a limited liability company, then the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, partnership or limited liability company or its general partner or manager in the aggregate in excess of twenty-five percent (25%) shall be deemed a Transfer under the meaning of this Article XV.

    Section 15.3  Grant of Concessions; Conditions to Grant.  The provision against subletting elsewhere contained in this Lease shall not prohibit Tenant from granting concessions for the operation of one or more departments of the business which Tenant is permitted by Section 1.8 to conduct in or upon the Premises; provided, however, that (a) each such concession may be granted only upon receipt by Tenant of the written consent of the Landlord and shall be subject to all the terms and provisions of this Lease; (b) the gross receipts, as defined in Section 3.4 hereof, from the operation of each such concession, shall be deemed to be a part of the gross receipts of Tenant for the purpose of determining the additional rental payable to Landlord; (c) all of the provisions hereof applying to the business of Tenant including the provisions concerning reports and audits shall apply to each such concession; and (d) at least seventy-five (75%) percent of the sales floor area of the Premises shall at all times be devoted to the business of and be operated by Tenant.

    Section 15.4  Transfer Without Consent.  Any Transfer without Landlord's prior written consent shall, at the option of the Landlord, constitute a non-curable breach of this Lease. In the absence of an express agreement in writing to the contrary, no Transfer shall act as a release of Tenant from any of the obligations and agreements on its part to be kept and performed hereunder. Tenant hereby fully waives and relinquishes any rights it may have under California Civil Code Section 1995.310, otherwise permitting Tenant to seek damages against Landlord and/or to attempt to terminate this Lease in connection with an allegation that Landlord has unreasonably withheld consent to a Transfer. Tenant agrees and acknowledges that Tenant's sole right and remedy against Landlord in such instance shall be to seek and to have the Transfer approved as consistent with the terms and provisions of this Lease or based upon a determination that Landlord has unreasonably withheld its consent to the proposed Transfer.

    Section 15.5  No Release of Tenant.  No transfer permitted by this Article XV, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article XV. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

    Section 15.6  Landlord's Election.  Tenant's request for consent to any transfer described in Section 15.1 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease), and any other information requested by Landlord. Landlord shall have the right (a) to withhold consent based upon the standards set forth in Section 15.1; (b) to grant consent; or (c) if the transfer is a sublease of the Premises or an assignment of this Lease, to terminate this Lease as of the effective date of such sublease or assignment, in which case Landlord may elect to enter into a direct lease with the proposed assignee or subtenant.

    Section 15.7  No Merger.  No merger shall result from Tenant's sublease of the Premises under this Article XV, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sub-landlord thereunder.

    Section 15.8  Assignment Fees and Procedures.  In the event Landlord shall be requested to consent to a sublease, assignment, pledge, encumbrance, or any other transfer of all or any portion of Tenant's rights hereunder, as specified in Section 15.1 hereof, Tenant shall pay Landlord a reasonable fee not to exceed Five Hundred Dollars ($500.00) to reimburse Landlord for costs and expenses, excluding attorneys' fees which shall be reimbursed pursuant to Section 18.2 herein, incurred in connection with reviewing Tenant's request for consent. Tenant's check for the assignment fee shall be delivered to Landlord concurrent with Tenant's request for consent.

ARTICLE XVI

DEFAULTS; REMEDIES

    Section 16.1  Covenants and Conditions.  Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

    Section 16.2  Defaults.  Tenant shall be in material default under this Lease:

      (a) If Tenant abandons or vacates the Premises;

      (b) If Tenant fails to pay rent or any other charge required to be paid by Tenant, as and when due;

      (c) If Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease for a period of fifteen (15) days after written notice from Landlord; provided that if more time is required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the fifteen (15) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord prior to the commencement of an unlawful detainer action and is not in addition to any such requirement;

      (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers

  Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder.

    Section 16.3  Default by Landlord.  Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

    Section 16.4  Remedies.  On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

      (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter the Premises and remove all persons and property and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby; and Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of all Minimum Monthly Rent, Additional Rent and other charges which were earned or were payable at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Minimum Monthly Rent, Additional Rent and other charges which would have been earned or were payable after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Minimum Monthly Rent, Additional Rent and other charges which would have been payable for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom whether provided by this Lease or allowed by applicable law, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees, and any real estate commissions or other such fees paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant shall have abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 16.4(a), or (ii) proceeding under Section 16.4(b);

      (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder. Tenant acknowledges that Landlord has the remedy described in California Civil Code Section 1951.4 in that Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due;

      (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located.

    Section 16.5  The Right to Relet the Premises.  Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the repayment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and of costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

    Section 16.6  Waiver of Rights of Redemption.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

    Section 16.7  Cumulative Remedies.  Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

    Section 16.8  Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and costly to ascertain. Such costs include, but are not limited to, processing, administrative and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge as liquidated damages as that term is used in Section 1671 of the California Civil Code, equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur as a consequence of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

ARTICLE XVII

PROTECTION OF CREDITORS

    Section 17.1  Subordination.  Landlord shall have the right to require Tenant to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to

Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

    Section 17.2  Attornment.  If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

    Section 17.3  Signing of Documents.  Tenant shall execute, have notarized at Tenant's expense and deliver any instrument or documents necessary or appropriate to effectuate or evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request (i) Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document and (ii) such failure shall constitute a default under this Lease entitling Landlord to terminate this Lease.

    Section 17.4  Estoppel Certificates.

      (a) Upon Landlord's written request, Tenant shall execute, have notarized at Tenant's expense and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Minimum Monthly Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why) and (v) such other statements as required by Landlord, or any lender or prospective lender, investor or purchaser. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

      (b) If Tenant does not deliver such statement to Landlord within such ten (10) day period, (i) Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party and (ii) such failure shall constitute a default under this Lease entitling Landlord to terminate this Lease. Further, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Minimum Monthly Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

    Section 17.5  Tenant's Financial Condition.  Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender or proposed purchaser of the Premises designated by Landlord any financial statements required by such lender to facilitate the sale, financing or refinancing of the Premises. Tenant represents and warrants to Landlord that (a) each such financial statement is a true and accurate statement as of the date of such statement; and (b) at all times after the date of any such statement during the Lease Term or any extension thereof, Tenant's net worth, as stated therein, shall not be reduced. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

    Section 17.6  Mortgagee Protection Clause.  Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default, served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees and/or trust deed holders, Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty days (30) within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty days (30) any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

ARTICLE XVIII

LEGAL COSTS

    Section 18.1  Legal Proceedings.  Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

    Section 18.2  Landlord's Consent.  Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article XV (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE XIX

MISCELLANEOUS PROVISIONS

    Section 19.1  Non-Discrimination.  Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

    Section 19.2  Landlord's Liability; Certain Duties.

      (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises or the leasehold estate under a ground lease of the Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this

  Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

      (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

    Section 19.3  Severability.  A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

    Section 19.4  Interpretation.  The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

    Section 19.5  Other Tenancies.  Landlord reserves the absolute right to effect such other tenancies in the Shopping Center as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interest of the Shopping Center. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the term of this Lease, either (i) enter into a lease for any space in the Shopping Center or (ii) continue to lease any space in the Shopping Center under any lease which is in effect as of the date of this Lease, or that any tenant under any lease in effect as of the date of this Lease will not assign or transfer its interest under its lease or change the use of the premises under such lease. By executing this Lease, Tenant acknowledges that Landlord has not made any representations, warranties or statements as to any of the foregoing and agrees that the occurrence of any of the foregoing or any similar event shall not affect Tenant's obligations under this Lease.

    Section 19.6  Entire Agreement.  This Lease and the Exhibits, and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, terms, provisions, warranties (if any), obligations, limitations, promises, representations, agreements, conditions and understandings, either oral or written, between Landlord and Tenant concerning the Premises and there are no covenants, terms, provisions, warranties (if any), obligations, limitations, promises, representations, agreements, conditions and understandings, either oral, or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party to be charged with their performance. Tenant acknowledges and agrees that no prior information provided or statements made by Landlord or its agent(s), including without limitation, estimated gross sales and estimated Shopping Center operating costs (common area maintenance) expenses or calculations, and any other financial matters, and matters related to: (a) any of the premises in the Shopping Center; (b) the Shopping Center itself; or (c) the number and kinds of tenants in the Shopping Center, have in any way induced Tenant to enter into this Lease.

    Section 19.7  Notices.  All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.3 above, except that upon Tenant's taking possession of the Premises, the Premises shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.2 above. All notices shall be effective upon personal delivery or three (3) days after deposit in the U.S. Mail. Either party may change its notice address upon written notice to the other party.

    Section 19.8  Waivers.  All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

    Section 19.9  No Recordation.  Tenant shall not record this Lease without prior written consent from Landlord. However, Landlord may require that a "Short Form" memorandum of this Lease be executed by both parties and recorded.

    Section 19.10  Binding Effect; Choice of Law.  This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Premises is located shall govern this Lease.

    Section 19.11  Corporate or Company Authority; Partnership Authority.  If Tenant is a corporation or limited liability company, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation or limited liability company, as the case may be. Within five (5) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors or Members, as applicable, authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within five (5) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

    Section 19.12  No Partnership.  Landlord shall not by virtue of this Lease, in any way or for any purpose, be deemed to have become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a merger of a joint enterprise with Tenant, nor is Tenant an agent of Landlord for any reason whatsoever. The provisions of this Lease relating to the percentage rent payable hereunder are included solely for the purpose of providing a method whereby the rent is to be measured and ascertained.

    Section 19.13  Joint and Several Liability.  All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

    Section 19.14  Force Majeure.  If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

    Section 19.15  Construction of Lease and Terms.  The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Landlord's submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that, regardless of which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant and Landlord may then be evidenced only by Landlord's execution of this Lease.

    Section 19.16  Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, or shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

    Section 19.17  Provisions are Covenants and Conditions.  All provisions, whether covenants or conditions, on the part of the Landlord, or on the part of Tenant, shall be deemed to be both covenants and conditions.

    Section 19.19  Remodel.  Landlord may in the future remodel or refurbish portions of the Shopping Center. Such remodeling and/or refurbishing may include Tenant's Premises. The remodeling and/or refurbishing will be done in accordance with the proper architect's design specifications which will be reviewed and approved by Landlord and copies of such drawings will be made available to Tenant. Tenant agrees to accept such specifications. Tenant further agrees that Tenant will not, through any act or omission on the part of Tenant, in any way hinder, impede, or frustrate the efforts of the Landlord in completing such remodeling or refurbishing in a timely fashion. As part of architect's design specifications, a new exterior Tenant sign criteria may be developed. Upon development of said new sign criteria Tenant, at Tenant's expense, upon written notice from Landlord, shall remove all existing signs and replace such exterior signs with a new sign in accordance with the new sign criteria. Such resigning by Tenant shall be completed within sixty (60) days after receipt of new sign criteria from Landlord.

    Section 19.20  Waiver of Right to Jury Trial.  Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

    Section 19.21  Limitation of Actions.  Any claim, demand, right or defense of any kind by Tenant which is based upon or arises in connection with this Lease or the negotiations prior to its execution, shall be barred unless Tenant commences an action thereon, or interposes in a legal proceeding a defense by reason thereof, within six (6) months after the date of the inaction or omission or the date of the occurrence of the event or of the action to which the claim, demand, right or defense relates, whichever applies.

    Section 19.22  Real Estate Brokers.  Except as herein specifically set forth, Landlord and Tenant represent and warrant that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and agree to indemnify the other against and hold it harmless from all liability arising from any such claim including, without limitation, the cost of attorneys' fees in connection therewith.

    Section 19.23  Exculpation.  The obligations of Landlord under this Lease do not constitute personal obligations of Landlord, or its partners, directors, officers or shareholders and Tenant shall look solely to the Shopping Center (as defined in Section 1.4) and to no other assets of Landlord for satisfaction of any liability with respect to this Lease and will not seek recourse against the partners, directors, officers or shareholders of Landlord herein, nor against any of their personal assets for such satisfaction. In addition (i) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership), (ii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership), (iii) no partner of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken against any partner of Landlord, (iv) no writ of execution will ever be levied against the assets of any partner of Landlord and (v) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

    Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

Dated:	LANDLORD:

LINCOLN TOWN CENTER LLC, A California Limited Liability Company
By:
Michael R. Perry, Member
By:
Robert W. Carson, Member

Dated:	TENANT:

FEATHER RIVER STATE BANK, A California State Chartered Bank
By:
Larry Hartwig, President
By:
Robert Lampert, Chief Financial Officer

RIDERS

Riders One, Two and Three to that certain Lease, dated October 18, 2000, by and between Lincoln Town Center, LLC, a California Limited Liability Company ("Landlord") and Feather River State Bank, a California State Chartered Bank, ("Tenant").

The following Riders are hereby incorporated into the Lease Agreement:

RIDER ONE—OPTION TO EXTEND TERM

    Tenant is given the option to extend the Term of this Lease for a five (5) year period ("extended term") following expiration of the initial Term, by giving written Notice of exercise of the option ("option notice") to the Landlord at least six (6) months but not more than one (1) year before the expiration of the Term. The same terms and conditions as applied during the initial Term of this Lease shall apply to the extended term except that (i) the Minimum Monthly Rent shall be adjusted at the commencement of the extended term as specified below and annually thereafter pursuant to the Index set forth in Section 1.11(a) hereof, however, in no event shall such annual increases be less than five percent (5%) nor more than seven percent (7%) over the Minimum Monthly Rent then in effect (as increased pursuant to the last adjustment), and (ii) there shall be no further right or option to extend. Provided, however, that if Tenant is in default on the date of giving the option notice, the option notice shall be totally ineffective, or if Tenant is in default on the date the extended term is to commence, the extended term shall not commence and this Lease shall expire at the end of the initial term. Tenant's Lease Option is personal to Tenant and shall automatically terminate upon any "Transfer" of this Lease requiring Landlord's Consent, as defined in Section 15.1, or if the use of the Premises is changed from that set forth in Section 1.8.

(a) Rent to be Determined.

    Provided Tenant has exercised the option to extend term in the manner set forth above, Landlord shall state in writing the acceptable Minimum Monthly Rent for the extended term. Tenant shall have ten (10) days from receipt of Landlord's offer to accept or reject said terms in writing. Tenant's failure to accept or reject Landlord's offer in writing within such ten (10) day time period shall be deemed rejection of Landlord's offer and the Lease shall expire at the original expiration date of the initial Term. If Tenant accepts Landlord's offer in writing within such ten (10) day period, the parties shall immediately execute an amendment to the Lease or enter into a new lease stating the Minimum Monthly Rent for the extended term.

    Neither party to this Lease shall have the right to have a court or other third party set the Minimum Monthly Rent. Tenant shall have no other right to extend the Term beyond the extended term.

RIDER TWO—"GO DARK" PROVISION

If Tenant either gives Landlord written notice of Tenant's intention to discontinue permanently the operation of a Feather River State Bank branch in the Premises, or discontinues the operation of a Feather River State Bank branch in the Premises for a period of sixty (60) days for any reason not permitted by this Lease, then Landlord may terminate this Lease as to the Premises, or part of them, in which Tenant has given notice of its intention to discontinue, or has discontinued its operations as a Feather River State Bank branch, by thirty (30) days written notice to Tenant of Landlord's election to terminate this Lease. Tenant may override Landlord's election only once by resuming operations of its business as a Feather River State Bank branch in the Premises according to Section 1.6(c) and

Section 8.2(d) within thirty (30) days after receipt of Landlord's notice, or by rescinding its notice of its intention to discontinue its business within ten (10) days after receipt of Landlord's notice.

RIDER THREE—CONTINGENCIES

The following contingencies shall apply:

  a.
  This Lease shall be subject to written approval by Tenant's Board of Directors on or before November 13, 2000. In the event Landlord does not receive written notice from Tenant on or before 12:00 PM on November 14, 2000 via facsimile at (858) 454-6501 that such written approval was not obtained by Tenant, this contingency shall automatically be deemed waived by Tenant and the Lease shall remain in full force and effect.

  b.
  If Tenant, after diligently pursuing approval, does not receive regulatory approval by the FDIC, the State Banking Department and the Federal Reserve Bank on or before December 27, 2000, Tenant may terminate this Lease with five (5) days written notice to the Landlord. In the event Landlord does not receive written notice from Tenant on or before 12:00 PM on December 28, 2000 via facsimile at (858) 454-6501 that such regulatory approval was not obtained by Tenant, this contingency shall automatically be deemed waived by Tenant and the Lease shall remain in full force and effect.

EXHIBIT B

CONSTRUCTION OF THE PREMISES
Lincoln Hills Town Center

FEATHER RIVER STATE BANK
435 So. Highway 65, Suite A, Lincoln, California

I.  Plans.

Concurrently with the execution of this Lease, or as soon as plans are available to Landlord, Landlord shall deliver a floor plan of the Premises to Tenant showing the columns and other structural work. Within ten (10) days from delivery of such floor plan, Tenant, at its expense, shall submit to Landlord for its approval two (2) sets of fully dimensioned scale drawings, plans and specifications prepared by a licensed architect and if applicable, engineer. The drawings shall indicate the specific requirements of Tenant's space, clearly outlining the Premises in such detail as Landlord may require, including types of materials and colors, interior partitions, reflected ceiling plans, roof plan showing locations of proposed equipment and penetrations, if applicable, and plumbing, fire sprinkler, mechanical and electrical plans prepared by a licensed electrical engineer setting forth all electric requirements of Tenant, all in conformity with the description of Landlord's Work and of Tenant's Work herein and in strict compliance with applicable codes. Landlord shall have thirty (30) days from receipt of these drawings to approve or disapprove them. If Landlord has not notified Tenant in writing of its approval or disapproval within the thirty (30) day period, these drawings shall be deemed disapproved by Landlord. If Landlord disapproves such plans, Tenant shall, within ten (10) days of receipt of Landlord's notice of disapproval, revise and resubmit such plants to Landlord, correcting or altering such disapproved items.

II.  Landlord's Work.

Landlord agrees to deliver possession of the Premises as designed by Landlord's architect in the configuration shown on the Exhibit A-1 in the following manner:

  A.  Structure.

    1.
    Partitioning:  Standard demising walls consisting of (a) unpainted masonry, (b) drywall over studs, taped and textured ready to receive paint, or (c) other materials permitted by applicable building or fire code.

    2.
    Doors:  One (1) front entry door, manually operated and one (1) single rear personnel/service door manually operated if feasible and necessary, with cylinder lock key sets.

    3.
    Storefront:  In accordance with the Landlord's design. Any alterations and/or deviations to the storefront must be requested by Tenant, in writing, and be approved by Landlord. All excess costs for design and construction above the standard storefront shall be borne by Tenant.

    4.
    Floor:  Standard natural colored concrete slab.

    5.
    Roof Platforms and Penetrations:  Roof platforms/sleepers/curbs for heating and air-conditioning equipment and roof penetrations for ducts, vents, plumbing and conduits shall be provided in accordance with the Landlord's drawings. Any additions, deletions, relocations or changes to the roof platforms/sleepers/curbs or roof penetrations must be requested by Tenant, in writing, and be approved by Landlord. All costs for the design and construction of these additions, deletions, relocations or changes from that on Landlord's drawings and any repair required to the roof itself shall be borne by Tenant.

  B.  Utilities:

    1.
    Heating/Air Conditioning:  One or more heating and air conditioning units will be furnished consistent with sound engineering practices and per state energy requirements. (Not less than one (1) ton per 400 square feet.) Unit(s) will be located on platforms/sleepers/curbs constructed on the roof structure.

      Heating and air conditioning equipment control devises and time switch will be furnished and installed.

    2.
    Electric Service:  One 100 amp 120/208 volts, 3 phase, 4-wire electric service panel(s). Meter will not  be supplied.

    3.
    Gas Service:  If provided, Gas service shall be brought to locations designated on Landlord's drawings only.

    4.
    Telephone Service:  Telephone service shall be brought to Telephone equipment room and one (1) empty conduit for same shall be provided to the Premises by Landlord. Tenant shall arrange for further interior distribution.

    5.
    Electrical Outlets:  Six (6) 110V wall duplex outlets. Floor outlets will not be furnished.

    6.
    Light Fixtures:  A minimum of one (1) 2' × 4' lay-in fluorescent fixture with cool white lamps for every 100 square feet including necessary conduit and wiring per Landlord's drawings.

    7.
    Sprinkler System (if applicable):  If required, a monitored fire sprinkler system based on a standard grid and store space. System will be sized to permit the addition of heads to accommodate space configuration changes. Such changes, if required, shall be supplied by Landlord at Tenant's expense, or at Landlord's option, shall be completed by Tenant in accordance with Landlord's governing agencies' criteria.

    8.
    Restrooms:  One (1) standard restroom to code consisting of one water closet, one cold water lavatory, one light fixture and one wall outlet per Landlord's drawings and specifications. Landlord shall not supply water heater.

  C.  SIGNS.

    1.
    Signage:  One (1) conduit and "J" box without wire from Landlord's service panel to designated sign location per Landlord's drawings for sign lighting.

    2.
    Address Numerals:  Address numerals shall be provided and installed by Landlord.

  D.  CEILINGS.

    1.
    Ceiling:  2' × 4' acoustical tile ceiling with suspended T-bar system at a height above finished floor as designated on Landlord's drawings.

Landlord shall not be deemed to be in default with respect to the performance of any of its construction obligations herein if such default is due to any strike, lookout, civil commotion or invasion, rebellion, hostilities, sabotage, government regulations or controls, inability to obtain materials, services or financing, inclement weather, acts of God, delay on the part of Tenant or other causes beyond the control of Landlord.

III. TENANT'S WORK.

  A.  GENERAL REQUIREMENTS.

    1.
    Tenant shall submit to Landlord, by certified or registered mail, at least five (5) days prior to commencement of construction, the following information:

    a.
    The names, addresses and license class and number of all contractors and subcontractors Tenant intends to engage in the construction of the Premises.

    b.
    The date on which Tenant's construction work will commence together with the estimated date of completion of Tenant's construction work and fixturization, and the date on which the Tenant expects to be ready to open for business in the Premises.

    c.
    Evidence of builder's all risk, general liability and worker's compensation Insurance for Tenant's contractor wherein a Certificate of Insurance shall be provided to Landlord naming Lincoln Town Center LLC  as additional insured, or as Landlord may reasonably require.

    d.
    An itemized statement of estimated construction costs, including architectural, engineering and contractor's fees.

    e.
    Tenant's contractors' performance and/or labor and material bonds, if so required by Landlord, or any other bond to be furnished by Tenant as may be required by Landlord to insure the faithful performance of the work in accordance with the approved plans.
    2.
    All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and/or other contractors working on the job. All work shall be coordinated with the general project work of the Shopping Center.

    3.
    Construction shall comply in all respects with applicable Federal, State, County and City statutes, ordinances, regulations, laws and codes. All required building and other permits in connection with the construction and completion of the Premises shall be obtained and paid for by Tenant.

    4.
    Tenant shall apply and pay for all utility meters, hook-up fees and services.

    5.
    Tenant shall cause its contractor to provide warranties for not less than one (1) year against defects in workmanship, materials and equipment.

    6.
    Tenant's Work shall be subject to the inspection of Landlord and its supervisory personnel.

  B.  DESCRIPTION OF TENANT'S WORK.

    The work to be done by Landlord in satisfying its obligations to construct the Premises shall be limited to only that described in the foregoing paragraph I as "Landlord's Work". All other items of work not therein specified shall be performed by Tenant at Tenant's expense in accordance with Tenant's final plans and specifications as approved by Landlord and shall be deemed "Tenant's Work." Tenant's Work shall include, but shall not be limited to, the purchase and/or installation and/or performance of the following (including all architectural and engineering fees, permits and special assessment, taxes, or fees relating to Tenant's Work):

    1.
    All interior partitions and curtain walls within the Premises.

    2.
    Such extra or special work that may be required for the installation of Tenant's fixtures and furnishings.

    3.
    Light coves and hung or furred ceilings. Any changes to the ceiling system shall be subject to Landlord's prior written consent.

    4.
    Furring of masonry walls, columns and other construction to provide finished store space.

    5.
    All interior painting, decorating, wall covering, paneling and any other furnishing material and application.

    6.
    All floor coverings and floor finishes including base and preparation of surface to receive same.

    7.
    All store fixtures, furnishings and accessories.

    8.
    Hot water heater, water treatment systems and drinking fountains with plumbing thereto connected to facilities provided by Landlord, if required.

    9.
    All water and sewer connections, if required in excess of Landlord's Work including all related governmental or other fees related to said connections and meters.

    10.
    All required adjustments and additions to the fire sprinkler system, if any and fire protection work required as a result of Tenant's improvements including dry chemical fire protection system if required by code, portable extinguishers per the Fire Marshall's requirement or fire sprinkler alarm monitoring service if required by insurance underwriters'. Tenant shall notify Landlord in writing three (3) days prior to commencing any modification to monitored fire sprinkler system.

    11.
    Internal Communications and security/alarm systems.

    12.
    Elevators, dumbwaiters, chutes, conveyors and pneumatic tubes and their shafts, doors and other components, including electrical hookup and service, if any.

    13.
    All show window finishes including window display furring, fixturing or special requirements.

    14.
    Any special reinforcing, raised areas or depressions in concrete floor.

    15.
    In addition to HVAC equipment to be provided by Landlord as set forth above, special heating, cooling or ventilating equipment, including that required by local codes or otherwise for show windows, dressing rooms, toilet rooms and stock room, provided that all duct work shall be concealed or treated in a manner which receives prior approval or Landlord. Landlord shall perform relocations, adjustments, to, additions or deletions of roof platforms and roof penetrations from those provided by Landlord at Tenant's expense.

    16.
    Telephone conduit, cabinets and outlets within Premises as required by the telephone company including wiring from the terminal board. All telephone service and equipment shall be installed and thereafter maintained and used at the expense of Tenant.

    17.
    Gas connection and distribution from point of connection designated at Landlord's drawings, if any.

    18.
    All electrical work and equipment, including lighting, not expressly stated herein as being provided by Landlord, including meters, separate circuits and time docks for interior show window and/or ceiling lighting, special lighting fixtures, additional electrical or power outlets, or increased electrical service due to Tenant's use and operations.

    19.
    Installation, wiring and connection of Tenant's sign(s), both interior and exterior. All exterior signs shall be designed, constructed and located pursuant to the requirements and specifications set forth in Landlord's sign criteria, Exhibit C attached to this Lease.

    20.
    Tenant to make applications for all utility services and pay for water, gas and/or electrical meter including any installation of hook up fees.

    21.
    Tenant to make application for all utility services and pay for water, gas and/or electrical meter including any installation of hook up fees.

    22.
    All other items and requirements not specifically included under Landlord's Work and any work directly or indirectly referred to as Tenant's Work herein.

    23.
    THE FOLLOWING WORK ITEMS, IF REQUIRED, SHALL BE DONE BY LANDLORD FOR TENANT AT TENANT'S EXPENSE:

    (A)
    DESIGN AND CONSTRUCTION OF ANY ADDITIONS, DELETIONS, RELOCATIONS OR CHANGES TO THE ROOF PLATFORMS FOR HEATING AND AIR CONDITIONING EQUIPMENT.

    (B)
    DESIGN AND CONSTRUCTION OF ANY ADDITIONS, DELETIONS, RELOCATIONS OR CHANGES TO ROOF PENETRATIONS FOR DUCTS, VENTS, PLUMBING AND CONDUITS, ETC.

    (C)
    DESIGN AND CONSTRUCTION OF ANY CHANGES TO THE FIRE SPRINKLER SYSTEM, IF ANY, TO ACCOMMODATE TENANT'S SPACE CONFIGURATION OR, AT LANDLORD'S OPTION SHALL BE COMPLETED BY TENANT IN ACCORDANCE WITH LANDLORD'S AND GOVERNING AGENCIES CRITERIA.

  C.  LANDLORD'S RIGHT TO PERFORM WORK.

    Landlord shall have the right but not the obligation to perform, on behalf of and for the account of Tenant, subject to reimbursement of the cost thereof by Tenant, any and all of the Tenant's Work which Landlord determines, in its sole discretion, should be performed immediately and on an emergency basis for the best interest of the Shopping Center, including without limitation, work which pertains to structural components, mechanical, sprinkler and general utility systems, roofing and removal of unduly accumulated construction material and debris.

  D.  TEMPORARY FACILITIES DURING CONSTRUCTION.

    1.
    Tenant shall provide and pay for all temporary facilities, and the removal to debris, as necessary and required in connection with the construction of the Premises. Storage of Tenant's contractor's construction material, tools, equipment and debris shall be confined to the Premises and in areas which may be designated for such purposes by Landlord. In no event shall any material or debris be stored on the sidewalk or service and exit corridors or in the parking lot.

    2.
    During construction, Tenant shall maintain such barricades, fences or other measures as may be necessary to insure the security of the Premises and to prevent unauthorized persons from entering the Premises or any persons suffering any injury.

  E.  AS-BUILT DRAWINGS.

    Tenant shall cause reproducible "As-Built Drawings" to be delivered to Landlord and/or Landlord's representative no later than thirty (30) days after completion of the Tenant's Work or any alterations, additions or improvements permitted by Landlord in accordance with the terms of this Lease. In the event these drawings are not received by such date, Landlord may at it elections, cause said drawings to be obtained and Tenant shall pay to Landlord, as additional rent, the cost of producing these drawings.

GUARANTY

    Reference is made to the Standard Shopping Center Lease dated as of December 1, 2000, ("Lease") entered into between Lincoln Town Center, LLC, a California Limited Liability Company, ("Landlord") and Feather River State Bank, a California State Chartered Bank ("Tenant"), covering certain premises commonly described as 435 South Highway 65, Suite A, Lincoln, California.

Recitals

    As an essential inducement to Landlord to enter into the Lease and accommodations reflected therein, the undersigned (hereinafter "Guarantor") has agreed to guaranty all obligations and liabilities of Tenant under the Lease.

    NOW, THEREFORE, for valuable consideration, and as an inducement to and in consideration of Landlord entering into the Lease and the making of the accommodations reflected by the Lease, Guarantor agrees as set forth below.

1.
Guaranty

1.1
Guaranty of Lease.

      (a) Guarantor hereby jointly, severally, irrevocably and unconditionally guarantees to Landlord, its successors and assigns, the payment and performance, when due, of all indebtedness and obligations of Tenant under the Lease and all other agreements executed in connection therewith, including such obligations and liabilities arising under successive and future transactions relating thereto which shall either increase or continue such obligations and renewals, extensions or modifications of the foregoing (the "Lease Documents"), together with interest thereon and fees and costs of collections thereof, including reasonable attorneys' fees.

      (b) Landlord shall have a direct cause of action against Guarantor for all loss, damage, injury and expense sustained or incurred by Landlord as a consequence of any failure or refusal of Guarantor to so perform or may, at its election, proceed against any security provided by Guarantor to secure this Guaranty.

  1.2
  Guarantied Obligations Defined.

    The obligations thereby guarantied are referred to collectively herein as the"Obligations".

2.
Rights of Landlord.

    The Guarantor authorizes Landlord at any time in its discretion without notice or demand and without affecting the obligations and liabilities of the Guarantor hereunder to:

    (a) enter into agreements with Tenant and in accordance therewith, renew, extend, amend, waive, restructure, refinance, release, accelerate, or otherwise change the time for payment of, or otherwise change the terms of the Obligations and/or the Lease Documents, including (A) increase or decrease in the Obligations or the rate of interest on the Obligations or rent thereunder and (B) any amendment of the Lease Documents to permit Landlord to extend further or additional accommodations to Tenant in any form, including credit by way of loan, lease, purchase, guarantee or otherwise, which shall thereupon be and become subject to the Lease Documents;

    (b) accept new or additional documents, instruments, or agreements relative to the Obligations;

    (c) consent to the change, restructure or termination of the individual, partnership or corporate structure or existence of Tenant and correspondingly restructure the Obligations;

    (d) accept partial payments on the Obligations;

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    (e) take and hold collateral or additional guaranties for the Obligations and/or the Lease Documents and amend, alter, exchange, substitute, transfer, enforce, waive, subordinate, terminate or release any such collateral or guaranties;

    (f)  apply any collateral, and direct the order and manner of sale thereof as Landlord in its sole discretion may determine;

    (g) settle, release on terms satisfactory to Landlord or by operation of law or otherwise, compound, compromise, collect or otherwise liquidate the Obligations and/or the collateral or any guaranty therefore in any manner, whether in liquidation, reorganization, receivership, bankruptcy or otherwise;

    (h) release Tenant or any other party for all or any of the Obligations;

    (i)  re-enter the premises covered by the Lease or enforce any rights of Landlord against Tenant; or

    (j)  assign this Guaranty in whole or in part.

3.
Independent Obligations.

    Guarantor's obligations under this Guaranty are independent of those of Tenant or of any other person. Landlord may bring a separate action against Guarantor without first proceeding against Tenant or any other person or any security held by Landlord and without pursuing any other remedy. Landlord's rights under this Guaranty shall not be exhausted by any action of Landlord until all of the Obligations have been fully performed.

4.
Waiver of Defenses.

4.1
Guarantor waives:

    (a) any right to require Landlord to proceed against Tenant or any other person or any security now or hereafter held by Landlord or to pursue any other remedy whatsoever, including any such right or any other right set forth in Sections 2845 or 2850 of the California Civil Code.

    (b) any defense based upon any legal disability of Tenant or any such person, or any discharge or limitation of the liability of Tenant or any other person, to Landlord, or any restraint or stay applicable to actions against Tenant or any other person, whether such disability, discharge, limitation, restraint or stay is consensual, or by order of a court or other governmental authority, or arising by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

    (c) presentment, demand, protest, setoffs, counterclaims, and notice of any kind;

    (d) any defense based upon the modification, renewal, extension or other alteration of the Obligations, or of the Lease Documents or enforcement of any rights under the Lease Documents;

    (e) any defense based upon the negligence of Landlord, including, without limitation, the failure to record an interest under a deed of trust, the failure to perfect any security interest, or the failure to file a claim in any bankruptcy of Tenant, Guarantor or of any other person;

    (f)  any defense based upon a statute of limitations to the fullest extent permitted by law and any defense based upon Landlord's delay in enforcing this Guaranty;

    (g) any defense based upon or arising out of any defense which Tenant may have to the performance of any part of the Obligations;

    (h) any defense to recovery by Landlord of a deficiency after nonjudicial sale of real or personal property, any defense based upon the unavailability to Landlord of recovery of a deficiency judgment

2

after nonjudicial sale of real or personal property, and any defense based upon or arising out of Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or based upon or arising out of Division 9 or any other applicable division of the California Uniform Commercial Code;

    (i)  any defense based upon the death, incapacity, lack of authority or termination of existence or revocation hereof by any person or entity or persons or entities, or the substitution of any party hereto;

    (j)  any defense based upon or related to Guarantor's lack of knowledge as to Tenant's financial condition;

    (k) any defense based upon Section 2809 of the California Civil Code; and

    (l)  any right of re-entry of the premises covered by the Lease.

    4.2 GUARANTOR HEREBY FURTHER WAIVES ALL RIGHTS OF SUBROGATION, REIMBURSEMENT, INDEMNITY AND CONTRIBUTION, ALL RIGHTS TO ENFORCE ANY REMEDY THAT LANDLORD MAY HAVE AGAINST TENANT OR ANY OTHER PERSON, AND ALL RIGHTS TO PARTICIPATE IN ANY SECURITY HELD BY LANDLORD FOR THE OBLIGATIONS, INCLUDING ANY SUCH RIGHT OR ANY OTHER RIGHT SET FORTH IN SECTIONS 2845, 2848, OR 2849 OF THE CALIFORNIA CIVIL CODE, AS WELL AS ANY DEFENSE BASED UPON THE IMPAIRMENT OF ANY SUBROGATION, REIMBURSEMENT, INDEMNITY OR CONTRIBUTION RIGHTS OR OF ANY OF THE FOREGOING RIGHTS, THAT GUARANTOR MIGHT HAVE ABSENT THE FOREGOING WAIVER; AND AGREES (i) NOT TO SEEK TO ENFORCE OR TO OBTAIN ANY SUCH RIGHT OR TO ACCEPT ANY PAYMENT FROM ANY OTHER PERSON, IN VIOLATION OF THE FOREGOING WAIVER, AND (ii) THAT ANY AGREEMENT OR OTHER UNDERSTANDING AT ANY TIME ENTERED INTO WITH ANY PERSON GRANTING ANY SUCH RIGHTS TO GUARANTOR SHALL BE NULL AND VOID.

5.
Tenant's Financial Condition.

    Guarantor is relying upon its own knowledge and is fully informed with respect to Tenant's financial condition. Guarantor assumes full responsibility to be completely familiar with the businesses, operations and conditions of the Tenant and the Guarantor hereby waives and relinquishes any duty on the part of the Landlord to disclose any matter, fact or thing relating to the businesses, operations or conditions of the Tenant now known or hereafter known by the Landlord. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Tenant and of all circumstances bearing upon the risk of nonpayment of the indebtedness which diligent inquiry would reveal, and the Landlord shall have no duty to advise Guarantor of information known to it regarding such condition or any circumstance.

6.
Guarantor's Financial Information.

    Guarantor agrees that if requested by Landlord, Guarantor will furnish such up-to-date financial information as Landlord may require, including but not limited to, current unaudited financial statements certified by Guarantor. This financial information required by Landlord must be satisfactory to Landlord in every respect.

7.
Impairment of Subrogation Rights.

    Upon a default of Tenant, Landlord may elect to foreclose nonjudicially or judicially against any real or personal property security it holds for the Obligations or any part thereof, or exercise any other remedy against Tenant or any other person or any security. No such action by Landlord will release or limit the liability of Guarantor, even if the effect of that action is to deprive Guarantor (to the extent that any such right exists notwithstanding the waiver thereof set forth in the foregoing paragraph 4.2) of the right or ability to collect reimbursement from or assert subrogation, indemnity or contribution

3

rights against Tenant or any other person for any sums paid to Landlord, or to obtain reimbursement by means of any security held by Landlord for the Obligations.

8.
Default.

    Each of the following shall constitute a default of Guarantor under this Guaranty:

      (a) the failure of Guarantor to perform any of its obligations under this Guaranty or under any other agreement executed by Guarantor in connection herewith;

      (b) the commencement of any bankruptcy, insolvency, arrangement, reorganization, or other debtor-relief proceeding under any federal or state law by Tenant or Guarantor, whether now existing or hereafter enacted.

      (c) the sale, encumbrance or other transfer by Guarantor of any significant asset without prior written consent of Landlord;

      (d) the default by Guarantor or any significant indebtedness or other obligation; or

      (e) any significant adverse change in the business or financial condition of Guarantor.

9.
Costs and Expenses.

    Guarantor agrees to pay Landlord's reasonable out-of-pocket costs and expenses, including, but not limited to, legal fees and disbursements, incurred in any effort to collect or enforce any of the Obligations or this Guaranty, whether or not any lawsuit is filed, and in the representation of Landlord in any insolvency, bankruptcy, reorganization or similar proceeding relating to Tenant, Guarantor or any other person. Until paid to Landlord, such sums will bear interest from the date such costs and expenses are incurred at the rate of ten percent (10%) per annum.

10.
Reinstatement.

    The liability of Guarantor hereunder shall be reinstated and revived, and the rights of Landlord shall continue, with respect to any amount at any time paid on account of the Obligations which Landlord shall thereafter be required to restore or return to or for the benefit of Tenant in connection with the bankruptcy, insolvency or reorganization of Tenant or otherwise, all as though such amount had not been paid.

11.
Delay; Cumulative Remedies.

    No delay or failure by Landlord to exercise any right or remedy against Tenant or Guarantor will be construed as a waiver of that right or remedy. All remedies of Landlord against Tenant and Guarantor are cumulative.

12.
Severability.

    The invalidity or unenforceability of any one or more provisions of this Guaranty will not affect the validity or enforceability of any other provision.

13.
Governing Law.

    This Guaranty shall be governed by and construed under the laws of the State of California.

14.
Binding Effect.

    The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, successors, and assigns of Guarantor and Landlord. The term "Tenant" will mean both the named Tenant and any other person or entity at any time assuming or otherwise becoming primarily liable for all or any part of the Obligations. The term "Landlord" will mean both the

4

Landlord named herein and any future owner or holder of the Lease Documents of this Guaranty or any interest therein.

15.
Authority.

    Guarantor individually represents and warrants that it has all requisite power and authority to:

      (a) execute, deliver, and be legally bound by this Guaranty on the terms and conditions herein stated; and

      (b) transact any other business with Landlord as necessary to fulfill the terms of this Guaranty.

16.
Modification or Waiver.

    No provision of this Guaranty or Landlord's rights hereunder can be waived or modified nor can Guarantor be released from its obligations hereunder except by a writing executed by Landlord. No such waiver shall be applicable except in the specific instance for which given.

17.
Headings.

    All headings in this Guaranty are for convenience and shall be disregarded in construing the substantive provisions of this Guaranty. All words used herein in the singular shall be deemed to have been used in the plural and all works used herein in the plural shall be deemed to have been used in the singular where the context and construction so require.

18.
Notice.

    All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered effective upon personal delivery or upon the earlier of (i) two (2) business days after deposit in first class United States mail, postage prepaid, registered or certified, or (ii) actual receipt as shown by the return receipt. For purposes of notice, the addresses of the parties shall be as set forth on the signature page hereof; provided, however, that any part shall have the right to change its address for notice hereunder to any other location by giving notice to the other party in the manner set forth above.

    19.  Counterparts.  This Guaranty may be executed in counterparts all of which when taken together shall be deemed fully executed originals.

    20.  Joint and Several Liability.  The obligations of the undersigned hereunder are joint and several.

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    IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of            .

Guarantor's Address:	Guarantor:
1227 Bridge Street, Suite C Yuba City, CA 95991	CALIFORNIA INDEPENDENT BANCORP, A California Corporation
By:
Its:
By:
Its:
Landlord's Address	Landlord:
Lincoln Town Center, LLC c/o Wall Street Property Company Post Office Box 2633 La Jolla, California 92038	LINCOLN TOWN CENTER, LLC, A California Limited Liability Company
By:
Michael R. Perry, Member
By:
Robert W. Carson, Member

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QuickLinks

STANDARD SHOPPING CENTER LEASE
TABLE OF CONTENTS
ARTICLE I GRANT AND BASIC TERMS
ARTICLE II LEASE TERM
ARTICLE III MINIMUM MONTHLY RENT
ARTICLE IV OTHER CHARGES PAYABLE BY TENANT
ARTICLE V RECORDS AND BOOKS OF ACCOUNT
ARTICLE VI AUDIT
ARTICLE VII CONSTRUCTION OF PREMISES
ARTICLE VIII USE OF PROPERTY
ARTICLE IX HAZARDOUS MATERIALS
ARTICLE X PARKING AND COMMON USE AREAS AND FACILITIES
ARTICLE XI SIGNS, AWNINGS, CANOPIES, FIXTURES, ALTERATIONS, IMPROVEMENTS
ARTICLE XII CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS
ARTICLE XIII DAMAGE OR DESTRUCTION
ARTICLE XIV CONDEMNATION
ARTICLE XV ASSIGNMENT AND SUBLETTING
ARTICLE XVI DEFAULTS; REMEDIES
ARTICLE XVII PROTECTION OF CREDITORS
ARTICLE XVIII LEGAL COSTS
ARTICLE XIX MISCELLANEOUS PROVISIONS
RIDERS
EXHIBIT B CONSTRUCTION OF THE PREMISES Lincoln Hills Town Center